UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2012

RLI Corp.

(Exact name of registrant as specified in its charter)

Illinois	001-09463	37-0889946
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9025 North Lindbergh Drive, Peoria, IL	61615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (309) 692-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  Effective August 16, 2012, RLI Corp. (“RLI”) appointed Michael J. Stone and David B. Duclos as members of its Board of Directors (“Board”).  Mr. Stone and Mr. Duclos have been appointed for terms expiring at RLI’s next annual shareholders’ meeting in May 2013, at which time they will stand for re-election.

Mr. Stone is President & Chief Operating Officer of RLI Insurance Company. Mr Duclos is a retired Chief Executive of XL Group plc Insurance Operations, and currently serves as a consultant for XL Group plc.

The Board appointed Mr. Stone to serve as a member of the Strategy Committee and the Finance and Investment Committee, and appointed Mr. Duclos to serve as a member of the Strategy Committee and the Nominating/Corporate Governance Committee. As members of the Board, Mr. Stone will not receive director fees, and Mr. Duclos will receive compensation pursuant to RLI’s standard arrangements for outside directors.

Furnished as Exhibit 99.1 and incorporated herein by reference is a copy of the press release issued by RLI relating to their appointment as directors.

Item 8.01  Other Events.

On August 15, 2012, RLI announced that its Board approved a quarterly dividend on its common stock of $0.32 per share.  The dividend is payable on September 20, 2012, to shareholders of record as of August 31, 2012.  Furnished as Exhibit 99.2 and incorporated herein by reference is the press release issued by RLI relating to the dividend.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated August 16, 2016 (this Exhibit is furnished pursuant to Item 5.02 hereof and should not be deemed to be “filed” under the Securities Exchange Act of 1934).

99.2	Press Release dated August 15, 2012 (this Exhibit is furnished pursuant to Item 8.01 hereof and should not be deemed to be “filed” under the Securities Exchange Act of 1934).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLI CORP.

Date: August 16, 2012	By:	/s/ Daniel O. Kennedy
Daniel O. Kennedy
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated August 16, 2012 (this Exhibit is furnished pursuant to Item 5.02 hereof and should not be deemed to be “filed” under the Securities Exchange Act of 1934).

99.2	Press Release dated August 15, 2012. (this Exhibit is furnished pursuant to Item 8.01 hereof and should not be deemed to be “filed” under the Securities Exchange Act of 1934).